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                                                                      EXHIBIT 21

                         Meridian National Corporation
                       List of Subsidiaries of Registrant



                                                  State of Incorporation
          Subsidiary                                  or Organization
          ----------                                  ---------------

     Ottawa River Steel Company                               Ohio

     National Metal Processing, Inc.                          Michigan

     Meridian Environmental Services, Inc.                    Michigan

     EPI Technologies, Inc.                                   Delaware

          Subsidiaries of EPI Technologies, Inc.
          --------------------------------------

             National Purification, Inc.                      Ohio

             MEPI Corp.                                       Ohio

     Environmental Purification Industries Company,           Ohio
             a general partnership 100% owned by
             National Purification, Inc. and MEPI Corp.